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                                                                     EXHIBIT 5.2


                    [LETTERHEAD OF SCHRECK BRIGNONE GODFREY]


                                January 29, 2002





Majestic Investor Holdings, LLC
Majestic Investor Capital Corp.
One Buffington Harbor Drive
Gary, Indiana  46406-3000

         Re: Registration Statement for $152,632,000 Aggregate Principal Amount of 11.653% Senior Secured Notes due 2007 and Related Guarantees

Ladies and Gentlemen:

         We have acted as special Nevada counsel to Majestic Investor Holdings, LLC, a Delaware limited liability company (the "Company"), Majestic Investor Capital Corp., a Delaware corporation ("Capital" and together with the Company, the "Issuers") and Barden Nevada Gaming, LLC, a Nevada limited liability company (the "Nevada Guarantor"), in connection with the registration and exchange by the Issuers of all of their outstanding 11.653% Senior Secured Notes due 2007 (the "Exchange Notes") by a Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Exchange Notes will be issued pursuant to an indenture, dated as of December 6, 2001, by and between the Issuers, the Nevada Guarantor, Barden Colorado Gaming, LLC, Barden Mississippi Gaming, LLC and The Bank of New York, as trustee (the "Indenture"). Capitalized terms used herein without definition have the meanings given to them in the Indenture, a copy of which will be filed as an exhibit to the Registration Statement.

         In our capacity as your special Nevada counsel, we are familiar with the proceedings taken and proposed to be taken by the Issuers and the Nevada Guarantor, as applicable, in connection with the authorization and issuance of the Exchange Notes, and for purposes of this opinion, we have assumed such proceedings will be timely completed in the manner presently proposed and the terms of such issuance will otherwise be in compliance with law.

         As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed herein. In our examination, we have assumed (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (ii) that each natural person executing



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Majestic Investor Holdings, LLC
Majestic Investor Capital Corp.
January 29, 2002
Page 2


any document we have examined is legally competent to do so, (iii) there are no oral or written modifications of or amendments to the documents we have examined, and there has been no waiver of any of the provisions thereof, by actions or conduct of the parties or otherwise; and (iv) all limited liability company records of the Nevada Guarantor made available to us by the Issuers and all public records we have reviewed are accurate and complete.

         We have been furnished with, and with your consent have relied upon, certificates of officers of the Nevada Guarantor with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary or appropriate for purposes of this opinion.

         We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect on the subject transaction only of the internal laws of the State of Nevada and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect thereon, of, the laws of any other jurisdiction or as to matters of local law or the laws of local governmental departments or agencies within the state. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or "blue sky" laws.

         Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that the execution and delivery by the Nevada Guarantor of, and the performance by the Nevada Guarantor of its obligations under, the Guarantee to be endorsed on the Exchange Notes by the Nevada Guarantor have been duly authorized by the Nevada Guarantor.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                         Very truly yours,

                                         SCHRECK BRIGNONE GODFREY